Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: David Smith, CFO
Phone: (574) 535-1125
E Mail: drew@drewindustries.com

DREW INDUSTRIES REPORTS 2016 SECOND QUARTER RESULTS

Elkhart, Indiana - August 4, 2016 - Drew Industries Incorporated (NYSE: DW), a leading supplier of components for recreational vehicles (“RVs”) and adjacent industries, today reported consolidated net sales in the second quarter of 2016 increased to $441 million, 22 percent higher than the 2015 second quarter. The increase in year-over-year net sales reflects industry-wide growth in wholesale shipments of towable RVs by original equipment manufacturers (“OEMs”), which increased by 12 percent in the second quarter of 2016, enhanced by acquisitions completed by the Company over the twelve months ended June 30, 2016, as well as the July 2015 distribution and supply agreement for premium electronics with Furrion, which together added $29 million in net sales in the second quarter of 2016. Through continued focus on aftermarket channels for the Company’s products, the Company increased net sales to the aftermarket in the second quarter of 2016 by more than 32 percent to $34 million. The third quarter of 2016 started with July consolidated net sales of approximately $118 million, five percent higher than July 2015 with two less shipping days in 2016.

The Company’s content per travel trailer and fifth-wheel RV for the twelve months ended June 30, 2016, increased $95 to $3,013, compared to the twelve months ended June 30, 2015, of $2,918. The Company’s content per motorhome RV for the twelve months ended June 30, 2016, increased $138 to $1,920, compared to the twelve months ended June 30, 2015, of $1,782. The content increases are primarily the result of organic growth, which in the case of towable RVs, consists of double-digit growth in travel trailer content, partially offset by flat fifth-wheel content. Acquisitions had a nominal impact on RV content.

“Our net sales in the 2016 second quarter increased at a year-over-year rate of 22 percent and by more than $78 million compared to the second quarter of 2015,” said Jason Lippert, Drew’s Chief Executive Officer. “Strong industry volumes attributed nine percent of the increase, with the remainder resulting from continued growth of our aftermarket business, organic growth through increased market share and new innovative products, and sales from acquired businesses.”

“RV industry volume is out-pacing the RVIA’s low single-digit unit growth projections for 2016 given at the end of last year, as 2016 second quarter wholesale travel trailers are up nearly 14 percent and fifth-wheels are up over four percent,” continued Jason Lippert. “Travel trailer sales momentum continued this year, which we attribute to a new generation of enthusiasts embracing the RV lifestyle. We are also pleased to see fifth-wheel wholesale units up approximately 900 units and 1,000 units over the second quarter and year to date 2015, respectively. These overall increases for North America have been achieved despite retail sales of towable RVs in Canada being down 19 percent during the second quarter.”

Over the twelve month period through June 2016, retail sales of travel trailer and fifth-wheel RVs increased an estimated 10 percent. Wholesale and retail unit sales during this period were closely aligned. Based on the retail sales strength experienced up to this point and the current outlook from several RV OEMs and their dealer networks, most industry analysts continue to report RV dealer inventory is in line with anticipated retail demand.

“Our operating profit in the second quarter of 2016 improved to more than $59 million, compared to nearly $34 million in the second quarter of 2015,” said Scott Mereness, Drew’s President. “Strong industry growth, lower costs for certain key commodities, accretive acquisitions completed over the last 12 months and a focus on cost management and operational efficiencies, all contributed to profit improvement.” Mereness continued, “The second quarter results reflect the Company’s ongoing commitment to grow sales to its OEM customers in RV and adjacent industries, while continuing to build a profitable aftermarket business.”

Net income was $37.6 million, or $1.51 per diluted share, for the second quarter ended June 30, 2016, compared to net income of $20.9 million, or $0.85 per diluted share, for the second quarter ended June 30, 2015.

The Company continues to increase focus on opportunities in the aftermarket business, and as a result, during the second quarter of 2016, the Company modified its internal reporting structure. Beginning with the quarter ended June 30, 2016, the Company is reporting its financial performance based on two new reportable segments consisting of the OEM Segment, which includes products sold by the Company to OEMs for RVs and adjacent industries, and the Aftermarket Segment, which includes sales of repair and replacement products for RVs and adjacent industries into aftermarket distribution channels.

“This change in operating segments highlights the emphasis we are placing on building our aftermarket business while continuing to grow and expand sales of OEM products to RV customers and in other similar applications,” said David Smith, Chief Financial Officer. Prior periods have been reclassified to conform to the current presentation and the Company plans to file with the Securities and Exchange Commission a current report on Form 8-K with financial information reflecting the historical performance of the realigned segments later in the third quarter. The change in reported segments will have no effect on the Company’s net income, total assets or liabilities, or stockholders’ equity.

“As of June 30, 2016, the Company had a net cash position of $29 million, an improvement of $66 million from a net debt position of $38 million at the beginning of the year, even after $15 million of dividend payments in the first half of 2016,” added Smith. “This cash generation was the result of our operational performance and was strongly aided by inventory reductions of $26 million.”

Jason Lippert concluded, “We have built an organization with the best people and created a culture with core values that focus on meeting the challenge of providing value to our customers every day. We will continue our efforts to develop, engineer and build great products, as well as improving our service to all customer channels, so that each day we are the supplier of choice for the industries we serve. Additionally, we will continue to seek expansion with new and innovative products, new customers, new markets and new geographies.”

Conference Call & Webcast
Drew will provide an online, real-time webcast of its second quarter 2016 earnings conference call on the Company’s website, www.drewindustries.com, on Thursday, August 4, 2016, at 11:00 a.m. Eastern time.

Institutional investors can access the call via the password-protected site, StreetEvents (www.streetevents.com). A replay of the call will be available by dialing (855) 859-2056 and referencing access code 47707850. A replay of the webcast will also be available on Drew’s website.

About Drew Industries
From 45 manufacturing and distribution facilities located throughout the United States and in Canada and Italy, Drew Industries, through its wholly-owned subsidiary, Lippert Components®, supplies a broad array of components for the leading original equipment manufacturers of recreational vehicles and adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; pontoon boats; manufactured homes; modular housing; and factory-built mobile office units. The Company also supplies components to the related aftermarkets of these industries, primarily by selling to retail dealers, wholesale distributors and service centers. Drew’s products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; vinyl, aluminum and frameless windows; manual, electric and hydraulic stabilizer and leveling systems; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and awning accessories; electronic components; appliances; LED televisions and sound systems; navigation systems; wireless backup cameras; and other accessories. Additional information about Drew and its products can be found at www.drewindustries.com.

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Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel based components and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of labor, employee benefits, employee retention, realization and impact of efficiency improvements and cost reductions, the successful entry into new markets, the costs of compliance with environmental laws and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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DREW INDUSTRIES INCORPORATED
OPERATING RESULTS
(unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,		Last Twelve
	2016	2015	2016	2015	Months
(In thousands, except per share amounts)

Net sales	$863,629	$723,542	$440,831	$362,085	$1,543,153
Cost of sales	638,284	565,079	323,927	280,025	1,170,269
Gross profit	225,345	158,463	116,904	82,060	372,884
Selling, general and administrative expenses	110,229	92,991	57,516	48,426	203,270
Severance	—	—	—	—	3,716
Operating profit	115,116	65,472	59,388	33,634	165,898
Interest expense, net	889	804	413	615	1,970
Income before income taxes	114,227	64,668	58,975	33,019	163,928
Provision for income taxes	40,699	23,726	21,406	12,150	56,997
Net income	$73,528	$40,942	$37,569	$20,869	$106,931

Net income per common share:
Basic	$3.00	$1.69	$1.52	$0.86	$4.37
Diluted	$2.96	$1.67	$1.51	$0.85	$4.31

Weighted average common shares outstanding:
Basic	24,542	24,247	24,662	24,279	24,478
Diluted	24,822	24,578	24,916	24,615	24,788

Depreciation and amortization	$22,190	$19,855	$11,247	$10,053	$43,959
Capital expenditures	$12,971	$14,668	$6,700	$6,075	$27,292

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DREW INDUSTRIES INCORPORATED
SEGMENT RESULTS
(unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,		Last Twelve
	2016	2015	2016	2015	Months
(In thousands)

Net sales: (1)
OEM Segment:
RV OEMs:
Travel trailers and fifth-wheels	$573,055	$506,064	$289,686	$245,707	$1,005,778
Motorhomes	56,389	40,546	27,866	18,899	102,356
Adjacent industries OEMs	170,125	130,109	89,364	71,694	314,776
Total OEM Segment net sales	799,569	676,719	406,916	336,300	1,422,910
Aftermarket Segment:
Total Aftermarket Segment net sales	64,060	46,823	33,915	25,785	120,243
Total net sales	$863,629	$723,542	$440,831	$362,085	$1,543,153

Operating profit:
OEM Segment	$105,053	$59,203	$54,402	$29,917	$151,074
Aftermarket Segment	10,063	6,269	4,986	3,717	18,540
Total segment operating profit	115,116	65,472	59,388	33,634	169,614
Severance	—	—	—	—	(3,716)
Total operating profit	$115,116	$65,472	$59,388	$33,634	$165,898

(1) Subsequent to March 31, 2016, the Company modified its internal reporting structure, reflecting a change in how its chief operating decision maker assesses the performance of the Company’s operating results and make decisions about resource allocations. The Company’s new reportable segments are the OEM Segment and the Aftermarket Segment. Prior periods have been reclassified to conform to this presentation.

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DREW INDUSTRIES INCORPORATED
BALANCE SHEET INFORMATION
(unaudited)

	June 30,		December 31,
	2016	2015	2015
(In thousands)

ASSETS
Current assets
Cash and cash equivalents	$78,560	$11,782	$12,305
Accounts receivable, net	102,355	72,902	41,509
Inventories, net	149,163	163,448	170,834
Prepaid expenses and other current assets	25,613	17,340	21,178
Total current assets	355,691	265,472	245,826
Fixed assets, net	151,250	148,639	150,600
Goodwill	93,831	72,922	83,619
Other intangible assets, net	114,000	102,862	100,935
Deferred taxes	29,391	30,453	29,391
Other assets	13,656	13,175	12,485
Total assets	$757,819	$633,523	$622,856

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, trade	$53,330	$52,505	$29,700
Accrued expenses and other current liabilities	113,244	77,752	69,162
Total current liabilities	166,574	130,257	98,862
Long-term indebtedness	49,930	79,890	49,910
Other long-term liabilities	38,284	27,336	35,509
Total liabilities	254,788	237,483	184,281
Total stockholders’ equity	503,031	396,040	438,575
Total liabilities and stockholders’ equity	$757,819	$633,523	$622,856

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DREW INDUSTRIES INCORPORATED
SUMMARY OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
	2016	2015
(In thousands)

Cash flows from operating activities:
Net income	$73,528	$40,942
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	22,190	19,855
Stock-based compensation expense	7,274	7,069
Other non-cash items	809	162
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(58,777)	(30,536)
Inventories, net	25,590	(24,361)
Prepaid expenses and other assets	(4,199)	2,333
Accounts payable, trade	21,496	1,250
Accrued expenses and other liabilities	45,102	19,645
Net cash flows provided by operating activities	133,013	36,359

Cash flows from investing activities:
Capital expenditures	(12,971)	(14,668)
Acquisitions of businesses, net of cash acquired	(34,237)	(25,058)
Proceeds from sales of fixed assets	337	1,958
Other investing activities	(237)	(213)
Net cash flows used for investing activities	(47,108)	(37,981)

Cash flows from financing activities:
Exercise of stock-based awards, net of shares tendered for payment of taxes	(1,144)	(688)
Proceeds from line of credit borrowings	81,458	390,870
Repayments under line of credit borrowings	(81,458)	(376,520)
Proceeds from shelf-loan borrowing	—	50,000
Payment of dividends	(14,707)	(48,227)
Payment of contingent consideration related to acquisitions	(2,715)	(1,874)
Other financing activities	(1,084)	(161)
Net cash flows (used for) provided by financing activities	(19,650)	13,400

Net increase in cash	66,255	11,778

Cash and cash equivalents at beginning of period	12,305	4
Cash and cash equivalents at end of period	$78,560	$11,782

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DREW INDUSTRIES INCORPORATED
SUPPLEMENTARY INFORMATION
(unaudited)

	Six Months Ended			Three Months Ended
	June 30,			June 30,			Last Twelve
	2016		2015	2016		2015	Months
Industry Data(1) (in thousands of units):
Industry Wholesale Production:
Travel trailer and fifth-wheel RVs	190.0		170.7	99.2		88.9	333.7
Motorhome RVs	28.8		24.7	14.8		12.8	51.4
Industry Retail Sales:
Travel trailer and fifth-wheel RVs	178.3	(2)	167.8	116.1	(2)	112.8	327.7	(2)
Impact on dealer inventories	11.7	(2)	2.9	(16.9)	(2)	(23.9)	6.0	(2)
Motorhome RVs	23.5	(2)	22.2	14.0	(2)	13.6	43.3	(2)

				Twelve Months Ended
				June 30,
				2016		2015
Drew Estimated Content Per Industry Unit Produced: (3)
Travel trailer and fifth-wheel RV				$3,013		$2,918
Motorhome RV				$1,920		$1,782

				June 30,			December 31,
				2016		2015	2015
Balance Sheet Data:
Current ratio				2.1		2.0	2.5
Total indebtedness to stockholders’ equity				0.1		0.2	0.1
Days sales in accounts receivable				20.2		19.0	14.2
Inventory turns, based on last twelve months				7.0		7.6	6.9

				2016
Estimated Full Year Data:
Capital expenditures				$ 20 - $ 26 million
Depreciation and amortization				$ 42 - $ 47 million
Stock-based compensation expense				$ 15 - $ 17 million
Annual tax rate				35% - 36%

(1) Industry wholesale production data for travel trailer and fifth-wheel RVs and motorhome RVs provided by the Recreation Vehicle Industry Association. Industry retail sales data provided by Statistical Surveys, Inc.
(2) June 2016 retail sales data for RVs has not been published yet, therefore 2016 retail data for RVs includes an estimate for June 2016 retail units.
(3) In the third quarter of 2015, the Company refined the calculation of RV content per unit. This refinement had no impact on total RV Segment net sales or trends of content per unit. Prior periods have been reclassified to conform to this presentation.

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